AMENDMENT NO. 1

This Amendment No. 1 ("Amendment") is made this 5th day of May, 2004, by and between Speedemissions, Inc., a Florida corporation ("Company"), and Black Diamond Advisers, LLC ("Consultant") (together "Parties"), to amend the terms of that certain Consulting Agreement entered into between Parties dated January 1, 2004 ("Agreement"). In the event the terms of the Agreement and this Amendment conflict, the terms of this Amendment control.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

The Parties hereby agree to modify the terms of the Agreement as necessary to clarify the Compensation Section of the Agreement. The Compensation Section shall be amended to read as follows:

"COMPENSATION:

The Consultant shall be entitled to a 5% cash fee of the capital raised directly through the efforts of the Consultant and 100,000 shares of Speedemissions’ stock (the "Shares").

The Consultant understands that the Shares will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933 (the "Act") and, accordingly, that the Shares be held indefinitely unless they are subsequently registered under the Act and qualified under applicable state blue sky law and any other applicable Shares law or exemptions from such registration and qualification as are available. The Consultant understands that, other than as set forth in this Consulting Agreement, as amended, the Company is under no obligation to register the Shares under the Act, to qualify the Shares any securities law, or to comply with any exemption under the Act or any other law. The Consultant understands that Rule 144 prevents the sale of any of the Shares for at least one year, and only then under certain specific circumstances."

In addition, a Registration Rights Section shall be added to the Agreement as follows:

"REGISTRATION RIGHTS:

If the Company at any time proposes to conduct an offering of its securities so as to register any of its securities under the Securities Act of 1933 (the "Act"), including under an S-1 Registration Statement or otherwise, it will at such time give written notice to Consultant, or its assigns, of its intention so to do. Upon the written request of Consultant, or assigns, given within 10 days after receipt of any such notice, the Company will use its best efforts to cause the Shares to be registered under the Act (with the securities which the Company at the time proposes to register).

The registration rights set forth in this Section will terminate upon such time as the Shares may be resold without regard to volume limitations under Rule 144 promulgated under the Act."

IN WITNESS WHEREOF, the Parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment as of the date first above written. This Amendment may be signed in counterparts and facsimile signatures treated as original signatures.

Speedemissions, Inc.,	Black Diamond Advisors, LLC
a Florida corporation

Sign:	/s/ Richard Parlontieri	Sign:	/s/ Paul Bornstein

Print:	Richard Parlontieri	Print:

Title:	President	Title: